SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2003

URS Corporation

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-7567	94-1381538
(Commission File No.)	(I.R.S. Employer Identification No.)

600 Montgomery Street, 25th Floor
San Francisco, California 94111-2727
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (415) 774-2700

Item 5. Other Events.

     On September 24, 2003, URS Corporation (the “Company”) and its stockholders, Carlyle - EG&G, L.L.C. and EG&G Technical Services Holdings, L.L.C. (together, “EG&G”), entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. Incorporated, Credit Suisse First Boston LLC and Lehman Brothers Inc., pursuant to which EG&G, whose shares of the Company’s common stock are beneficially owned by TCG Holdings, L.L.C., an affiliate of The Carlyle Group, issued and sold to the several underwriters named in Schedule II to the Underwriting Agreement (the “Underwriters”) 7,064,033 shares of the Company’s common stock. The Company has granted to the Underwriters an option to purchase up to 1,059,605 shares of common stock to cover over-allotments, if any. The Underwriting Agreement is attached hereto as Exhibit 1.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits

1.1	Underwriting Agreement, dated September 24, 2003, by and among URS Corporation, Carlyle - EG&G, L.L.C., EG&G Technical Services Holdings, L.L.C. and Morgan Stanley & Co. Incorporated, Credit Suisse First Boston LLC and Lehman Brothers Inc.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

URS CORPORATION

Dated: September 24, 2003	By:	/s/ Joseph Masters

Joseph Masters
Vice President and General Counsel

EXHIBIT INDEX

Exhibit
Number	Description

1.1	Underwriting Agreement, dated September 24, 2003, by and among URS Corporation, Carlyle - EG&G, L.L.C., EG&G Technical Services Holdings, L.L.C. and Morgan Stanley & Co. Incorporated, Credit Suisse First Boston LLC and Lehman Brothers Inc.

4